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                                  EXHIBIT 10.31

                                 PROMISSORY NOTE

                                 BY AND BETWEEN
                   INTERAMERICAS COMMUNICATIONS CORPORATION (ICC)
                                      AND
                            LAURA INVESTMENTS LIMITED

AMOUNT OF NOTE:   US$50,000.00          INTEREST: 6% Simple Interest per Annum

DATE OF NOTE:     June 21, 1996


As set forth for cash receive, InterAmericas Communication Corporation (ICC) at 104, Crandon Boulevard, Suite 324 Key Biscayne, Florida 33149, U.S.A. promises to pay Laura Investments Limited at P.O. Box No3247, Nassau,
Bahamas, the sum of fifty Thousands Dollars (US$50,000.00), together with interest from the date above on the unpaid principal balance due at the rate of six percent (6%) simple interest per annum. Principal shall be payable in one single payment on July 30, 1996.

This payment shall be payable in lawful currency of the United States of America.

                    INTERAMERICAS COMMUNICATION CORPORATION

                              /s/ HERNAN STREETER

                                HERNAN STREETER
                          CHAIRMAN, PRESIDENT & CEO
                (AUTHORIZED SIGNATORY ON BEHALF OF THE CORPORATION)